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EX-99.906CERT

      We, Agustin J. Fleites, President, Chief Executive Officer and Principal Executive Officer, and Donald A. Gignac, Treasurer, Chief Financial Officer and Principal Financial Officer of streetTRACKS(R) Series Trust (the "registrant), certify that:

      1. The N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:      /s/ Agustin J. Fleites
         --------------------------------
         Agustin J. Fleites
         President, Chief Executive Officer and Principal Executive Officer

Date:    August 27, 2003
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By:      /s/ Donald A. Gignac
         --------------------------------
         Donald A. Gignac
         Treasurer, Chief Financial Officer and Principal Financial Officer

Date:    August 22, 2003
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